UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

                                        Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2007, Ethan Allen Interiors Inc. (the “Company”) entered into a new employment agreement (the “Employment Agreement”) with M. Farooq Kathwari, the Company’s current and continuing Chairman, President and Principal Executive Officer. The Employment Agreement replaces the 2002 employment agreement between the Company and Mr. Kathwari.

Pursuant to the Employment Agreement, Mr. Kathwari will continue to serve as Chairman, President and Principal Executive Officer of the Company and of Ethan Allen Global, Inc., our wholly-owned subsidiary, through July 1, 2012, with two automatic one-year renewals unless notice of non-renewal is given by either Mr. Kathwari or the Company not later than nine months prior to the relevant expiration date. Mr. Kathwari will continue to receive an annual base salary of $1,127,500, subject to an annual increase each year based on the Company’s operating margin (as defined in the Employment Agreement) for the prior fiscal year. Mr. Kathwari will be entitled to an annual incentive bonus each year based on the Company’s prior fiscal year operating income. The provision providing for treating such bonus as a performance incentive payment was subject to the approval of our stockholders and was submitted to a vote of stockholders and approved at the annual meeting of stockholders held on November 13, 2007.

On October 10, 2007 Mr. Kathwari received options to purchase 150,000 shares of common stock at an exercise price of $34.03 per share which vest at a rate of 50,000 shares on June 30 of each of 2008, 2009, and 2010 so long as Mr. Kathwari is employed by the Company on the relevant vesting date. Pursuant to the Employment Agreement, Mr. Kathwari will receive (i) on July 1, 2008 a grant of options to purchase 90,000 shares of common stock at an exercise price based on the closing price of the common stock on the New York Stock Exchange on such date, which options will vest at a rate of 45,000 shares on June 30 of each of 2009 and 2010 so long as Mr. Kathwari is employed by the Company on the relevant vesting date, and (ii) on July 1, 2009 a grant of options to purchase 60,000 shares of common stock at an exercise price based on the closing price of the common stock on the New York Stock Exchange on such date, which options will vest on June 30, 2010 so long as Mr. Kathwari is employed by the Company on such vesting date. Pursuant to the Employment Agreement, on November 13, 2007 Mr. Kathwari received (i) a grant of 15,000 restricted shares which will vest at a rate of 3,000 shares per year over the initial five-year term of the Employment Agreement, and (ii) a grant of 20,000 restricted shares with an additional grant of 20,000 restricted shares to be made on July 1 of each of 2008 and 2009 so long as Mr. Kathwari is employed by the Company on the relevant grant date. The grants of 20,000 restricted shares will each vest on June 30 of each of 2010, 2011 and 2012, respectively, upon the attainment of certain performance targets so long as Mr. Kathwari is employed by the Company on the relevant vesting date. Any options or restricted shares which do not vest on the relevant date will be forfeited. If any dividends on the Company's common stock are declared and paid on or after a grant date for any restricted shares and prior to the relevant vesting date, an account established by the Company for the benefit of Mr. Kathwari will be credited with the amount of dividends which would otherwise have been paid with respect to such shares. Such amounts, together with interest thereon at 5% per annum, will be vested to Mr. Kathwari regardless of the subsequent vesting or forfeiture of the underlying shares, and will be paid to Mr. Kathwari as soon as practicable after the termination of his employment. All of the options and restricted shares will vest upon a change in control of the Company or in the event that Mr. Kathwari’s employment is terminated by the Company without “cause” or by Mr. Kathwari “for good reason.”

Pursuant to the Employment Agreement, Mr. Kathwari will be entitled to severance and change in control benefits under certain circumstances.

A copy of the Employment Agreement is filed as Exhibit 10 (f) to this Form 8-K and is hereby incorporated by reference.

On November 13, 2007, the stockholders of the Company approved the Amended and Restated 1992 Stock Option Plan of the Company (the “Plan”) at its annual meeting of stockholders. The Plan, as so amended, was previously approved by the Company's Board of Directors, subject to shareholder approval.

The Plan was amended to permit the grant of restricted shares of common stock and stock units relating to the common stock in addition to stock options. The maximum number of shares that may be issued under the Plan was not amended. The Plan, as amended and restated, became effective upon shareholder approval on November 13, 2007.

A copy of the Plan is filed as Exhibit 10(h) to this Form 8-K and is hereby incorporated by reference.

On November 13, 2007, the Compensation Committee of the Company approved a revised fee arrangement for independent Directors, providing (i) an annual retainer of $35,000; (ii) an annual fee to the Chairman of the Audit Committee of $10,000; (iii) an annual fee to the Chairmen of the Compensation Committee and the Nominations/ Corporate Governance Committee of $8,000; (iv) payment of $3,500 for each Board Meeting attended in person ($1,000 if attended by telephone); and (v) an annual grant/payment (to be elected by each Director at the first Board Meeting held in each fiscal year) of: (a) a grant of options to purchase 3,000 shares of common stock pursuant to the Plan, which options vest ratably over a two (2) year term; (b) a grant of 1,000 shares of restricted stock, pursuant to the Plan, which restricted shares vest ratably over a three (3) year term; or (c) a $25,000 cash payment.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit Number	Description
	10(f)	Amended and Restated 1992 Stock Option Plan of the Company
	10(f)-1	Form of Restricted Stock Award for Employees
	10(f)-2	Form of Restricted Stock Award for Outside Directors
	10(h)	Employment Agreement between the Company and M. Farooq Kathwari dated November 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.
Date: November 19, 2007	By:	/s/ M. Farooq Kathwari
M. Farooq Kathwari
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10(f)	Amended and Restated 1992 Stock Option Plan of the Company
10(f)-1	Form of Restricted Stock Award for Employees
10(f)-2	Form of Restricted Stock Award for Outside Directors
10(h)	Employment Agreement between the Company and M. Farooq Kathwari dated November 13, 2007